SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:


[ ]      Preliminary Proxy Statement              Confidential, for Use of the
[X]      Definitive Proxy Statement               Commission Only (as permitted
[ ]      Definitive Additional Materials                 by Rule 14a-6(e)(2))   [ ]
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                            FAUQUIER BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    2. Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

   3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   -----------------------------------------------------------------------------

   4. Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

   5. Total Fee Paid:

   -----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1. Amount Previously Paid:

   -----------------------------------------------------------------------------

   2. Form, Schedule or Registration Statement No.:

   -----------------------------------------------------------------------------

   3. Filing Party:

   -----------------------------------------------------------------------------

   4. Date Filed:

   -----------------------------------------------------------------------------

                            FAUQUIER BANKSHARES, INC.
                              10 COURTHOUSE SQUARE
                            WARRENTON, VIRGINIA 20186


                                 April 19, 2002

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Fauquier Bankshares, Inc. (the "Company"), the holding company for The Fauquier Bank (the "Bank"), to be held on May 21, 2002, at 11:00 a.m., Eastern Time, at The Fauquier Springs Country Club, Springs Road, Warrenton, Virginia.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Fauquier Bankshares, Inc., as well as a representative of Yount, Hyde & Barbour, P.C., the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that shareholders may have regarding the business to be transacted. Detailed information relating to the Company's activities and operating performance is contained in our 2001 Annual Report, which is also enclosed.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY card PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE HOW TO VOTE ON YOUR BEHALF, OR, IF YOU PLAN TO ATTEND THE MEETING, BRING WITH YOU A PROXY OR LETTER FROM YOUR BROKER OR NOMINEE TO CONFIRM YOUR OWNERSHIP OF SHARES.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.



                                                     Sincerely yours,



                                                     C. Hunton Tiffany
                                                     Chairman, President
                                                     and Chief Executive Officer

                            FAUQUIER BANKSHARES, INC.
                              10 COURTHOUSE SQUARE
                            WARRENTON, VIRGINIA 20186
                                 (540) 347-2700

                -------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 21, 2002
               --------------------------------------------------

                                                             Warrenton, Virginia
                                                                  April 19, 2002


To the Shareholders of Fauquier Bankshares, Inc.:

NOTICE is hereby given that the ANNUAL MEETING OF SHAREHOLDERS OF FAUQUIER BANKSHARES, INC. (the "Company") will be held at THE FAUQUIER SPRINGS COUNTRY CLUB, SPRINGS ROAD, WARRENTON, VIRGINIA, ON TUESDAY, MAY 21, 2002, AT 11:00 A.M., EASTERN TIME, for the following purposes:

         1. To elect the Class III members of the Board of Directors to serve until the third succeeding Annual Meeting of Shareholders of the Company subsequent to this Annual Meeting, i.e. until 2005, and until their successors are duly elected and qualify.

         2. To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent public accountants to audit the books of the Company and its subsidiary for the current year.

         3. To transact such other business as may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

The Board of Directors has fixed the close of business on April 10, 2002, as the record date for determining Shareholders entitled to notice of, and to vote at, the Meeting.

A copy of the Annual Report of the Company for the year ended December 31, 2001, a form of Proxy and a Proxy Statement accompany this Notice.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU ARE EXPECTING TO BE PRESENT IN PERSON, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY MAIL THE ENCLOSED PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED, IF HE WISHES, BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE THAT REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT OR BY A BANK OR OTHER NOMINEE, YOU ARE CONSIDERED THE BENEFICIAL OWNER OF SHARES "HELD IN STREET NAME," AND THESE PROXY MATERIALS ARE BEING FORWARDED TO YOU BY YOUR BROKER OR NOMINEE. YOUR NAME DOES NOT APPEAR ON THE REGISTER OF SHAREHOLDERS AND, IN ORDER TO BE ADMITTED TO THE MEETING, YOU MUST BRING A PROXY OR LETTER SHOWING THAT YOU ARE THE BENEFICIAL OWNER OF THE SHARES. UNLESS YOU HAVE OBTAINED A PROXY FROM YOUR BROKER OR NOMINEE, YOU WILL NOT BE ABLE TO VOTE AT THE MEETING AND SHOULD INSTRUCT YOUR BROKER OR NOMINEE HOW TO VOTE ON YOUR BEHALF.


                                     FAUQUIER BANKSHARES, INC.

                                     By Order of the Board of Directors

                                     H. Frances Stringfellow, Secretary

                            FAUQUIER BANKSHARES, INC.
                              10 COURTHOUSE SQUARE
                            WARRENTON, VIRGINIA 20186
                                 (540) 347-2700

                                 PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fauquier Bankshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at THE FAUQUIER SPRINGS COUNTRY CLUB, SPRINGS ROAD, WARRENTON, VIRGINIA, ON TUESDAY, MAY 21, 2002 AT 11:00 A.M., EASTERN TIME, and at any adjournments thereof.

The cost of solicitation will be borne by the Company. Additional solicitations may be made by letter, e-mail, telephone or telefax by the Company or by its directors or regular employees, without additional compensation therefor.

The Company began mailing this Proxy Statement and the form of Proxy solicited hereby to its Shareholders on or about April 19, 2002.

Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to its exercise by submitting a written notice of revocation to the Secretary of the Company or a properly-executed proxy bearing a later date, or by attending the meeting and voting in person.

Other than the matters set forth on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof, including whether or not to adjourn the Annual Meeting.

                                VOTING SECURITIES

As of April 10, 2002, the record date fixed for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 1,655,296 outstanding shares of Common Stock, which is the only class of stock of the Company. Each such share of Common Stock is entitled to one vote. Shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as specified therein. If no specification is made, signed proxy cards will be voted for the election of each of the nominees for director named in this Proxy Statement and in favor of the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent auditors.

The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

As to the election of directors, the form of Proxy being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Virginia law, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

No person or entity is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock.

The following table sets forth, as of April 10, 2002, the number and percentage of shares of Company Common Stock held by each director and nominee of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company and The Fauquier Bank (the "Bank") as a group who are the beneficial owners of any Company Common Stock. The business address of each beneficial owner is in c/o Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186.



                                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                  -----------------------------------------

NAME OF                                                       COMMON                   STOCK               PERCENT
BENEFICIAL OWNER(S)                                            STOCK                 OPTIONS*             OF CLASS
-------------------                                            -----                 -------              --------
Randy K. Ferrell                                               14,485                  2,557                 1.03%
Rosanne T. Gorkowski                                            1,255 (1)                --                  0.08%
Eric P. Graap                                                   1,000                    --                  0.06%
Alexander G. Green, Jr.                                        68,400 (2)              7,600                 4.57%
Stanley C. Haworth                                             39,900 (3)              7,600                 2.86%
John J. Norman, Jr.                                             1,000                  5,600                 0.40%
Douglas C. Larson                                               1,560 (4)              6,600                 0.49%
C. H. Lawrence, Jr.                                            16,043                  7,600                 1.42%
D. Harcourt Lees, Jr.                                          11,200                  7,600                 1.13%
Randolph T. Minter                                                800                  6,600                 0.45%
B. S. Montgomery                                                9,332 (5)              7,600                 1.02%
H. P. Neale                                                    22,424 (6)              6,480                 1.74%
Pat H. Nevill                                                   9,440 (7)              7,600                 1.02%
Henry M. Ross                                                  13,140 (8)              7,600                 1.25%
Gary R. Shook                                                     730 (9)              2,493                 0.19%
H. Frances Stringfellow                                         6,096 (10)             3,734                 0.59%
C. Hunton Tiffany                                              20,981 (11)             4,761                 1.56%
All directors and executive officers as a group (17
persons):                                                     237,786                 92,025                18.88%



*Number of Shares that have been granted, are vested and could be exercised and issued within 60 days, pursuant to the Non-Employee Director Stock Option Plan for 1995-1999, the Omnibus Stock Ownership and Long Term Incentive Plan effective January 1, 1998, and the Amended and Restated Omnibus Stock Ownership and Long Term Incentive Plan effective January 1, 2000.

All shares of Common Stock indicated in the above table are subject to the sole investment and voting power of the identified director and officer, except as otherwise set forth in the footnotes below.

         (1) Includes 1,255 shares held jointly with John P. Gorkowski, her husband, over which she shares voting power and investment power.

         (2) Includes 2,720 shares held jointly with Alexander G. Green, III, his son; 2,720 shares held jointly with Courtenay G. Mullen, his daughter; and 2,720 shares held jointly with Mary Blake Green, his daughter. Mr. Green shares voting and investment power with each of his children.

         (3) Includes 32,740 shares held jointly with Mildred W. Haworth, his wife, over which he shares voting and investment power.

         (4) Includes 1,000 shares held jointly with Edith J. Larson, his mother, over which he shares voting and investment power.

         (5) Includes 5,188 shares held jointly with Patty M. Montgomery, his wife, over which he shares voting and investment power.

         (6) Includes 10,288 shares owned by Fontaine G. Neale, his wife, over which he shares voting and investment power.

         (7) Includes 800 shares owned jointly with H. T. A. Nevill, her husband, over which she shares voting and investment power; 6,000 shares owned by H. T. A. Nevill, as to which shares she disclaims beneficial ownership; and 2,200 shares over which Mr. Nevill has voting power, as to which shares she disclaims beneficial ownership.

         (8) Includes 800 shares held jointly with Lois B. Ross, his wife, over which he shares voting and investment power; and 100 shares held by Lois B. Ross, as to which shares he disclaims beneficial ownership.

         (9) Includes 210 shares held by Ann Rodman Shook, his wife, as Custodian for their children, as to which shares he disclaims beneficial ownership.

         (10) Includes 2,588 shares owned jointly with Dallas F. Stringfellow, her husband, over which she shares voting and investment power; and 700 shares owned by Dallas F. Stringfellow, as to which shares she disclaims beneficial ownership

         (11) Includes 14,581 shares owned by Susanne J. McC. Tiffany, his wife, as to which shares he disclaims beneficial ownership.

The Company is not aware of any definitive arrangement that may operate at a subsequent date to effect a change in control of the Company.

                         ELECTION OF CLASS III DIRECTORS

The Company's Articles of Incorporation provide that the Board of Directors of the Company is classified into three classes. Only the terms of office of the Class III directors expire this year, and only nominees to fill the vacancies created by the expiration of such terms will be considered at the Annual Meeting. The Class I directors serve until 2003, and the Class II directors serve until 2004.

The five (5) individuals listed immediately below are proposed for election as Class III directors. These individuals shall hold office until the third succeeding Annual Meeting of the shareholders of the Company subsequent to this Annual Meeting, i.e. until 2005, and until their successors shall have been elected and shall qualify.

                                         POSITION HELD WITH COMPANY AND/OR PRINCIPAL        FIRST YEAR
                                                OCCUPATIONS AND DIRECTORSHIPS              AS DIRECTOR
NAME                                             DURING THE PAST FIVE YEARS                 OF COMPANY        AGE
----                                             --------------------------                 ----------        ---
Alexander G. Green, Jr.               Retired Postmaster, Merchant, and Farmer;                1984            85
                                      Director of the Bank since 1950.

Douglas C. Larson                     Vice President, Piedmont Environmental Council;          1996            55
                                      Director of the Bank since 1996.

D. Harcourt Lees, Jr.                 Chairman, D. H. Lees & Co., Inc. (Insurance);            1984            80
                                      President, D. H. Lees Real Estate; Director of
                                      the Bank since 1954.

Randolph T. Minter                    President, Moser Funeral Home; President, Bright         1996            42
                                      View Cemetery, Inc.; Director of the Bank since
                                      1996.

H. Frances Stringfellow               Administrative Consultant as Independent                 1999            63
                                      Contractor with Bank since June 1999;
                                      Employee/Officer of Bank 1986 - May 1999;
                                      Secretary of the Company since 1991;
                                      Director of the Bank since 2000.



The Board recommends that the stockholders vote in favor of the above nominees as Class III directors. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a director. However, if any should be unable for any reason to accept the nomination or election, it is the intention of the persons named in the enclosed form of Proxy to vote those proxies authorizing them to vote for the election of directors for the election of such other person or persons as the Board of Directors may in its discretion recommend.

The Class I and Class II directors, whose terms expire in 2003 and 2004, respectively, and the information with respect to them, are as follows:

                                     CLASS I


                                   POSITION HELD WITH COMPANY AND/OR PRINCIPAL          FIRST YEAR
                                          OCCUPATIONS AND DIRECTORSHIPS                 AS DIRECTOR
NAME                                        DURING THE PAST FIVE YEARS                  OF COMPANY           AGE
----                                        --------------------------                  ----------           ---
C. H. Lawrence, Jr.             Business Development Consultant as Independent             1984               57
                                Contractor with the Bank; Chairman of the Board
                                of the Bank 1996-1997; President, Country
                                Chevrolet, Inc., 1976-1997; Director of the Bank
                                since 1980.

Henry M. Ross                   President, Ross Industrial Development Corp.;              1984               74
                                President, Greenwich Corp.; Vice Chairman of the
                                Board of the Bank; Director of the Bank since
                                1976.

C. Hunton Tiffany               Chairman and Chief Executive Officer of the Board          1984               62
                                of the Company and Bank; President of the Company
                                since1984; President of the Bank 1982 - Jan. 2002;
                                Director of the Bank since 1974.

John J. Norman, Jr.             President, Principal Broker, Norman Realty, Inc.;          1998               39
                                Director of the Bank since 1998.


                                    CLASS II


                                   POSITION HELD WITH COMPANY AND/OR PRINCIPAL          FIRST YEAR
                                          OCCUPATIONS AND DIRECTORSHIPS                 AS DIRECTOR
NAME                                        DURING THE PAST FIVE YEARS                  OF COMPANY           AGE
----                                        --------------------------                  ----------           ---
Stanley C. Haworth              Auctioneer; President, Warrenton Nurseries;                1984               77
                                Director of the Bank since 1971.


Harold Paul Neale               Farming; Director of the Bank since 1971.                  1984               80

Brian S. Montgomery             President, Warrenton Foreign Car, Inc.;                    1990               49
                                President, Montgomery Auto Parts; Director of the
                                Bank since 1990.

Pat H. Nevill                   Secretary-Treasurer, The Stable Door, Inc.;                1993               55
                                Director of the Bank since 1993.




                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2001, the Board of Directors of the Company held sixteen meetings. Each director attended at least 75% of the aggregate of:
(1) the number of Board meetings held during the period in which he or she has been a director and (2) the number of meetings of all committees on which he or she served (held during the periods in which he or she served).

The Board has an Audit Committee, which makes recommendations to the Board as it deems appropriate, including recommendations as to the appointment of independent auditors. The Audit Committee had four official meetings and several informal discussions in fiscal 2001. The Audit Committee Report is set forth below.

The Board does not have a Compensation Committee as all executive compensation is paid by the Company's wholly-owned subsidiary, The Fauquier Bank. The Bank's Board, however, has a Compensation and Benefits Committee, which approves the policies under which compensation is awarded to the subsidiary's Chief Executive Officer and to its other executive officers and oversees the administration of executive compensation programs. The Compensation and Benefits Committee had two official meetings and several informal discussions during fiscal 2001. The Company Board of Directors adopted the actions taken by the Compensation Committee and the Report of the Committee. The Report of the Committee is included below.

The Board has a Committee on Board Governance, which is responsible for evaluating the Board's structure, personnel and processes and makes recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The Committee will consider nominations submitted by shareholders, along with biographical and business experience information, to the Chief Executive Officer. During 2001, the Committee held no official meetings and the nominees for Class III members of the Board of Directors were considered and determined by the entire Board at its meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission to report their beneficial ownership of the Company's Common Stock as well as certain changes in such beneficial ownership. Based upon the Company's review of such reports, Rosanne T. Gorkowski filed Form 5, Annual Statement of Beneficial Ownership of Securities, on February 7, 2002. This Form 5 reflected the acquisition of 645 shares of Common Stock on November 20, 2001 which were due to be reported on December 10, 2001. C. Hunton Tiffany's wife, Susanne J. McC. Tiffany, filed Form 4, Statement of Changes in Beneficial Ownership, on April 10, 2002 reflecting the acquisition of 150 shares of Common Stock on February 8, 2001 and the acquisition of 50 shares of Common Stock on April 12, 2001, which were due to be reported on March 9, 2001 and May 10, 2001, respectively. Apart from the foregoing, to the Company's knowledge, no officer, director or more than 10% beneficial owner failed to file required reports on Forms 3, 4 or 5 on a timely basis during the fiscal year ended December 31, 2001.


               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

DIRECTORS' COMPENSATION
-----------------------

MEETING FEES. Non-Employee Directors of the Company receive a fee of $200 for each Board and Committee meeting attended. Non-Employee Directors of the Bank receive a fee of $500 for each Board meeting and $200 for each Committee meeting attended. However, no Director may receive fees for more than two meetings held in any one day.

DIRECTOR DEFERRED COMPENSATION PLAN. Effective April 1, 1995, the Board approved and established a Director Deferred Compensation Plan (the "Deferred Compensation Plan"). This plan provides that any non-employee director of the Company or the Bank may elect to defer receipt of all or any portion of his or her compensation as a director. A participating Director may elect to have amounts deferred under the Deferred Compensation Plan held in a deferred cash account credited on a quarterly basis with interest equal to the highest rate offered by the Bank at the end of the preceding quarter. Alternatively, a participant may elect to have a deferred stock account in which deferred amounts are treated as if invested in the Company's Common Stock at the fair market value on the date of deferral. The value of a stock account will increase and decrease based upon the fair market value of an equivalent number of shares of Common Stock. In addition, the deferred amounts deemed invested in Common Stock will be credited with dividends on an equivalent number of shares. Amounts considered invested in the Company's Common Stock are paid, at the election of the director, either in cash or in whole shares of the Common Stock and cash in lieu of fractional shares. Directors may elect to receive amounts contributed to their respective accounts in one or up to five installments. The Company may establish a trust to hold amounts deferred and which accumulate under the plan. The purpose of the Deferred Compensation Plan is to give the non-employee directors the option of deferring current taxation on directors' fee income.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. The Board established, effective April 1, 1995, a Non-Employee Director Stock Option Plan (the "Option Plan"). The five-year term of the Option Plan expired in 1999. Under the Option Plan each Director who is not an employee of the Company or its subsidiary received an option grant covering 1,120 shares of Company Common Stock on April 1 of each year during the five year term of the Option Plan. The first grant under the Option Plan was made on May 1, 1995. The exercise price of awards was fixed at the fair market value of the shares on the date the option was granted. During the term of the Option Plan, a total of 61,600 shares of Common Stock could be granted and 60,480 shares of Common Stock were granted under the Option Plan. The options granted under the Option Plan were exercisable six months from the date of grant except in the case of death or disability. Options that were not exercisable at the time a director's services on the Board terminates for reasons other than death, disability or retirement in accordance with the Company's policy will be forfeited. The purpose of the Option Plan was to promote a greater identity of interest between non-employee directors and the Company's shareholders by increasing each participant's proprietary interest in the Company through the award of options to purchase Company Common Stock.

THE OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN ("THE OMNIBUS PLAN"). Effective January 1, 2000, the Omnibus Plan established in 1998 for employees was amended and restated to include non-employee directors. The Omnibus Plan has a ten-year term and the first grant was made May 23, 2000. The exercise price of awards is fixed at the fair market value of the shares on the date the option is granted. During the term of the Omnibus Plan, a total of 90,000 options for shares of common stock may be granted to non-employee directors. The Omnibus Plan provides for an annual issuance of 1,867 options to non-employee directors during their initial three-year term to achieve a total share holding of 5,600. The annual issuance of options to non-employee directors subsequent to their initial three-year term requires Board action each year with a recommended level of 1,000 options per non-employee director per year. The options are exercisable six months from the date of grant except in the case of death or disability.

A total of 60,480 options for shares of Common Stock were granted during the five-year term of the Option Plan of 1995. There are 53,760 options under that Option Plan remaining available to be exercised. Under the Omnibus Plan, the first grants to non-employee directors were made on May 23, 2000. 14,347 options were granted at an exercise price of $16.25 in 2000, and 14,107 options were granted at an exercise price of $16.13 in 2001. None had been exercised as of December 31, 2001. All options have been restated giving retroactive effect to stock splits.

EXECUTIVE COMPENSATION
----------------------

REPORT OF COMPENSATION AND BENEFITS COMMITTEE. The following report of the Compensation and Benefits Committee of the Board of Directors of The Fauquier Bank provides information with respect to the compensation paid to The Fauquier Bank's Chief Executive Officer, C. Hunton Tiffany and to its other executive officers, Randy K. Ferrell, Rosanne T. Gorkowski, Eric P. Graap and Gary R. Shook.

The Fauquier Bank executive compensation program is administered by the Compensation and Benefits Committee (the "Committee") of the Board of Directors of The Fauquier Bank. The Committee is comprised of the individuals listed below, each of whom is a non-employee director of the Bank and the Company. The Fauquier Bank compensation program for executive officers consists of some or all of the following elements: base salary; performance-based cash rewards under the Management Incentive Plan (the "Incentive Plan"); annual grants of options under the 1998 Omnibus Stock Incentive Plan as amended and restated effective January 1, 2000 (the "1998 Plan"); annual matching contributions under The Fauquier Bank Employees 401(k) Savings Plan (the "Bank Savings Plan"), Split Dollar Insurance, automobile allowance, and Supplemental Executive Retirement Plans (the "SERP").

The Fauquier Bank executive compensation program is designed to enable the Bank to attract, retain and reward executive officers. The Committee intends to keep compensation levels competitive with a representative sample of the Bank's peer institutions. The peer group used by the Committee includes other community banks of similar size located in Virginia. The Committee's strategy is to maintain a structure within the executive compensation program that strengthens the link between executive compensation, The Fauquier Bank's performance, individual performance of the executive officers and shareholder interests.

The following sections of this Report describe the compensation program for executive officers in effect in 2001.

BASE SALARY. The base salary paid to The Fauquier Bank's Chief Executive Officer, C. Hunton Tiffany, is determined by the Committee. The Committee establishes performance thresholds or other measures that directly relate his base salary to operating performance and a review of the range of salaries earned by Chief Executive Officers within a representative peer group, although there is no predetermined point within such range at which the Committee targets the salary. Mr. Tiffany's 2001 salary was at the midpoint of the range of salaries paid to the Chief Executive Officers of the Bank's peer group. The Committee believes that Mr. Tiffany's 2001 base salary is appropriate in relation to the Bank's performance and consistent with the salaries earned by executives of the Bank's peer group.

The base salaries paid to the Bank's President, Randy Ferrell, is determined by the Chief Executive Officer. The President determines the base salaries paid to the other executive officers. The Chief Executive Officer and the President manage executive salaries in relation to the salaries paid to executives in peer institutions, giving effect to operating performance, their relative contributions, and experience of each executive. In determining base salary, they utilize a computer based model, developed by the Bank's outside consultants, for computing salary increases based on performance reviews. The Committee believes that the base salaries paid to the Executive Officers gave fair consideration to their individual contributions in 2001 and are competitive with the Bank's peer group.

INCENTIVE COMPENSATION. The Management Incentive Plan is recommended by the Committee and approved by the Bank's Board of Directors. The Committee determines the Chief Executive Officer's incentive compensation. The Chief Executive Officer and President manage the incentive compensation awards for executive officers of The Fauquier Bank based on each executive officer's achievement of his or her individual performance objectives. These objectives are tied to measurements directly related to corporate strategic objectives. These actions reflect a commitment to maintaining a strong incentive compensation plan that is directly related to maximizing long-term shareholder value.

For performance during 2001, The Fauquier Bank awarded cash incentive compensation under the Management Incentive Plan totaling $205,632 for the Chief Executive Officer and executive officers. The incentive compensation awards granted to Mr. Tiffany, Mr. Ferrell, Ms. Gorkowski, Mr. Graap and Mr. Shook were based solely upon The Fauquier Bank's performance as measured by the corporate objectives. Each of the executive officers met the performance objectives established for him or her for 2001.

STOCK OPTIONS. The Committee awards stock options to executive officers as a long-term incentive to align the executives' interest with those of other shareholders and to encourage significant stock ownership. Under the 1998 Omnibus Plan, the Committee grants to selected key employees options to purchase Common Stock at a price equal to the fair market value of the Common Stock on the date of grant. Employees selected under the 1998 Omnibus Plan are those key employees who, in the judgment of the committee, are in a position to materially affect the overall success of The Fauquier Bank and its subsidiaries by reason of the nature and extent of their duties.

In 2001, pursuant to the 1998 Omnibus Plan, the Committee granted options for 28,189 shares of Common Stock to employees of The Fauquier Bank, including options for 10,874 shares granted to Mr. Tiffany, 5,029 granted to Mr. Ferrell, 4,510 granted to Mr. Shook, 4,672 granted to Mr. Graap, and 3,104 granted to Ms. Gorkowski. The Committee has not adopted any objective criterion that relates the level of options granted to the executive officers to performance of The Fauquier Bank or the individuals. In awarding the grant to the executives, the Committee considered numerous factors, including The Fauquier Bank's operating performance, each executive's prior contributions and potential to contribute in the future and practices within the Bank's peer group with respect to granting options, although none of these factors was individually determinative.

The stock options granted under the 1998 Omnibus Plan to employees generally become exercisable on the third anniversary of the date of grant. The option recipients, including Mr. Tiffany, will receive value from these grants only to the extent that the price of the Company's Common Stock exceeds the grant price.

MATCHING CONTRIBUTIONS. The Bank 401K Savings Plan is a voluntary defined contribution benefit plan designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 18 are eligible to participate in the Bank Savings Plan. The executive officers of The Fauquier Bank participate in the Bank Savings Plan on the same basis as all other eligible employees of the Bank. Under the Bank Savings Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the Bank Savings Plan 2% to 15% of his or her compensation, subject to certain limitations that may lower the maximum contributions of more highly compensated participants.

The Board of Directors determines each year whether to match employee contributions based on the previous year's profitability. In 2001, The Fauquier Bank matched fifty cents ($0.50) on each dollar contributed by an employee up to six percent (6%) of that employee's contribution. For 2001, the Bank's matching contributions to executives totaled $16,636 including $5,100 contributed to the account of C. Hunton Tiffany, $4,533 contributed to the account of Randy Ferrell, $2,850 contributed to the account of Rosanne Gorkowski, $1,334 contributed to the account of Eric Graap and $2,819 contributed to the account of Gary Shook.

SPLIT DOLLAR LIFE INSURANCE AGREEMENT. The Bank currently has a Split Dollar Life Insurance Agreement with Mr. Ferrell, entered into on January 1, 1996. The policy provides for a combined death benefit of $440,000 to be paid to named beneficiaries, and the Bank is entitled to policy proceeds in excess of death benefits. The Bank paid $5,471 for premiums in 2001 in connection with this agreement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP"). In 2001, the Board of Directors authorized the investment of a specially designed life insurance policy to be carried as an asset of the Bank and be used to fund a supplemental retirement plan for Mr. Tiffany. The initial investment of $749,000 was implemented on

August 10, 2000, and was split equally between Jefferson Pilot Life Insurance and Southland Life Insurance Companies. At December 31, 2001, the approximate cash surrender value was $805,770. The Board's objective was to supplement Mr. Tiffany's expected retirement earnings under current plans to provide him with approximately 70% of his annual income at the time of retirement. The expected tax attributes, increases in cash value, and receipt of death benefits were believed to make the life insurance investment an effective means of paying for, or off-setting the cost of the SERP.

This report is submitted by the Compensation and Benefits Committee of the Board of Directors of The Fauquier Bank.

         COMPENSATION AND BENEFITS COMMITTEE:
         Brian S. Montgomery, Chairman                      Stanley C. Haworth
         Douglas C. Larson                                  Randolph T. Minter
         Pat H. Nevill


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS. The Compensation and Benefits Committee of The Fauquier Bank is composed of outside, independent directors, none of whom was, during the fiscal year 2001 or prior to that time, an employee or officer of the Company, the Bank or subsidiaries.

SUMMARY COMPENSATION TABLE. The following table sets forth the remuneration accrued or paid by the Company or The Fauquier Bank (the "Bank") during the calendar years 2001, 2000, and 1999 for the Bank's Chief Executive Officer and the four other executive officers who received total annual salary and bonus in excess of $100,000 in the fiscal year ended December 31, 2001 (the "Named Executive Officers").



                                                                                                  LONG TERM
                                                                                                COMPENSATION
                                                        ANNUAL COMPENSATION                        AWARDS
                                           -----------------------------------------------     ----------------
                                                                                                 SECURITIES
                                                                               OTHER             UNDERLYING
                                                                              ANNUAL              OPTIONS/           ALL OTHER
         NAME AND                           SALARY        BONUS (1)        COMPENSATION           SARS (3)         COMPENSATION (4)
    PRINCIPAL POSITION           YEAR          $             ($)              (2) ($)                (#)                ($)
----------------------------    -------    ----------    -------------    ----------------     ----------------  -------------------
C. Hunton Tiffany                2001        190,389           76,871           --                      10,874               5,100
Chief Executive Officer          2000        178,017           68,756           --                      14,769               5,100
                                 1999        169,621           53,371           --                      11,992               4,800

Randy K. Ferrell                 2001        130,000           45,961           --                       5,029              10,004
President/Chief Operating        2000        101,000           27,310           --                       5,366               9,268
Officer                          1999         90,290           21,199           --                       2,966               8,868

Gary R. Shook                    2001        116,000           30,533           --                       4,570               2,819
Senior Vice President            2000        101,000           27,310           --                       5,366               4,086
                                 1999         90,290           21,199           --                       2,966               3,216

Eric P. Graap                    2001         97,000           30,533           --                       4,672               1,334
Senior Vice President/
Chief Financial Officer
(5)

Rosanne T. Gorkowski,            2001         79,250           21,733           --                       3,104               2,850
Senior Vice President (5)


----------------------------

(1) Reflects Incentive Compensation.

(2) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting thresholds.

(3) Reflects the number of Incentive Stock Options and Non-Qualified Stock Options granted by the Board of Directors.

(4) Represents 401(k) match paid by the Bank for Mr. Tiffany; represents the portion of split dollar life insurance premiums paid by the Bank on Mr. Ferrell's behalf of $5,471 in 2001, $5,608 in 2000, and $5,626 in 1999; and
    a 401(k) match paid by the Bank for Mr. Ferrell of $4,533 in 2001, $3,660 in 2000, and $3,242 in 1999; and represents a 401(k) match paid by the Bank for Mr. Shook, Mr. Graap and Ms. Gorkowski.

(5) Mr. Graap was named Senior Vice President and Chief Financial Officer of the Company and the Bank, and Ms. Gorkowski was named Senior Vice President of the Company and the Bank on December 19, 2000.

OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN ("THE OMNIBUS PLAN"). On February 15, 2001, the Board of Directors granted incentive stock options and non-qualified options, which options, if exercised, would equal 28,189 shares of common stock pursuant to the Omnibus Plan. The options have an exercise price of $16.13 per share. Generally, the options are not exercisable until three years from the date of grant and generally require continuous employment during the period prior to exercise. The options will expire in no more than ten years after the date of grant.

The following table provides certain information with respect to options granted to the Named Executive Officers during the fiscal year ended December 31, 2001.

                           OPTIONS/SAR GRANTS IN 2001




                                                                                                   Potential Realizable
                                                                                                 Value at Assumed Annual
                               Number of      Percent of Total                                     Rates of Stock Price
                              Securities        Options/SARs                                         Appreciation for
                              underlying         granted to        Exercise or                         Option Term
                             Options/SARs         employees        base price      Expiration    ---------------------------
            Name              Granted (#)      in fiscal year        ($/sh)           Date           5% ($)       10% ($)
            ----              -----------      --------------        ------           ----          ------       -------
  C. Hunton Tiffany                10,874            38.57%            $16.13      02/15/2011      $ 110,262      $279,462
  Randy K. Ferrell                  5,029            18.08%            $16.13      02/15/2011      $  50,994      $129,245
  Gary R. Shook                     4,510            16.00%            $16.13      02/15/2011      $  45,731      $115,907
  Eric P. Graap                     4,672            16.57%            $16.13      02/15/2011      $  47,374      $120,070
  Rosanne T. Gorkowski              3,104            11.01%            $16.13      02/15/2011      $  31,487      $ 79,795


The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers at December 31, 2001. 9,811 options held by the Named Executive Officers were exercisable during the year ended December 31, 2001. None had been exercised at year-end.

                         NUMBER OF SECURITIES UNDERLYING
                   UNEXERCISED OPTIONS AT FISCAL YEAR END (#)

             NAME                      EXERCISABLE               UNEXERCISABLE
             ----                      -----------               -------------
C. Hunton Tiffany                          4,761                      39,296
Randy K. Ferrell                           2,557                      13,361
Gary R. Shook                              2,493                      12,842
Eric P. Graap                                  0                       4,672
Rosanne T. Gorkowski                           0                       3,104

PENSION PLAN. The Bank has a non-contributory defined benefit plan which covers substantially all employees of the Bank who are 21 years of age or older, who have at least one year of service, and work a minimum of 1,000 hours per year.

         The Plan's Normal Retirement Benefit formula is as follows:

         (a) 1.35% of the Participant's final 5-year average compensation per year of service up to 35 years plus

         (b) 0.60% of the Participant's final 5-year average compensation, in excess of his/her Covered Compensation Level, per year of service up to 35 years.

For purposes of the Plan, "Covered Compensation Level" equals the average of the last 35 years of the social security wage base at normal retirement. The Bank's pension plan expense for the fiscal year ended December 31, 2001 was $297,908. Cash benefits under the Plan generally commence on retirement, death or other termination of employment and are payable in various forms, generally at the Participant's election. The Plan is based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $37,212 for a person age 65 in 2001. Compensation is currently limited to $170,000 by IRC Regulation and includes all regular pay, overtime and regular bonuses.

                               PENSION PLAN TABLE


    5 Year
   Average -
    Salary                                       YEARS OF SERVICE
                            -             -             -             -             -              -
                           10            15            20            25            30             35
         50,000         7,517        11,276        15,035        18,793        22,552         26,310
         65,000        10,442        15,663        20,885        26,106        31,327         36,548
         80,000        13,367        20,051        26,735        33,418        40,102         46,785
        100,000        17,267        25,901        34,535        43,168        51,802         60,435
        125,000        22,142        33,213        44,285        55,356        66,427         77,498
        150,000        27,017        40,526        54,035        67,543        81,052         94,560
        170,000        30,917        46,376        61,835        77,293        92,752        108,210
      and above


The monthly retirement benefit based on current compensation and assuming retirement at age 65, as well as final average earnings and approximate years of service as of October 1, 2001 for the named executive officers are as follows:


                                      Monthly Benefit            Final Average            Years of
            Name                           at 65                   Earnings                Service
------------------------------     ----------------------    ----------------------    ----------------
C. Hunton Tiffany                           $8,872                $164,000                     37.00
Randy K. Ferrell                             4,509                 118,323                      7.00
Gary R. Shook                                6,026                 114,705                      7.00
Eric P. Graap                                2,388                 107,821                      1.00
Rosanne T. Gorkowski                         1,383                  83,764                      2.00



RETIREMENT PLAN. The Bank has a defined contribution retirement plan under
Section 401(k) of the Internal Revenue Code of 1986, as amended, covering employees who have completed six months of service and who are at least 18 years of age. Under the plan a participant may contribute an amount up to 15% of their covered compensation for the year, subject to certain limitations. The Bank may also make, but is not required to make, a discretionary matching contribution. The amount of this matching contribution, if any, is determined on an annual basis by the Board of Directors. The Bank made a contribution to the plan for the year ended December 31, 2001 of $74,880.

INCENTIVE PLANS. No officer or director received remuneration other than as stated above, in the form of bonus, profit-sharing, pension, retirement, options or warrants to purchase stock or any other remuneration plan, for the year ended December 31, 2001. An incentive compensation plan for 2001 was approved by the Board of Directors to be shared by all employees of the Bank. An incentive pool of $301,333 for 2001 was divided among all employees of the Bank. There are no commission agreements between the Company or the Bank and their respective directors or officers.

CHANGE OF CONTROL AGREEMENTS. The Fauquier Bank has entered into change of control agreements with five Executive Officers. The change of control agreements are intended to attract and retain experienced, well-qualified executives who will advance the best interests of the Bank. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these executives.

The agreements become operative upon a change of control in the Bank. For purposes of the agreements, a change of control of the Bank occurs if, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding any group of which the Executive is a member), becomes the beneficial owner of securities of the Bank or of the Company having 20% or more of the combined voting power of the then outstanding Bank or Company securities that may be cast for the election of the Bank or Company directors other than as a result of an issuance of securities initiated by the Bank or Company, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or
(ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank or Company before such events cease to constitute a majority of the Bank or Company's Board of Directors, or any successor's board, within two years of the last of such transactions.

If, after a change of control occurs, an Executive's employment is terminated within three (3) years, depending upon the Agreement, the Executive is entitled to receive the payments specified in the agreements, unless such termination was for Cause or the Executive terminates employment without Good Reason. "Cause" means the Executive's gross negligence or willful misconduct, which is detrimental to the best interests of the Bank's business operations. "Good Reason" means (i) a material change in the Executive's functions, duties, responsibilities, authority, benefits or perquisites, or relocation of the Executive's principal place of employment, (ii) removal from or failure to re-elect the Executive to a current position, (iii) a reduction of the Executive's base salary or a failure to increase such salary in accordance with cost-of-living increases, or (iv) the failure of any successor to assume and agree to perform the agreements.

If an Executive is terminated not for Cause or terminates employment for Good
Reason: (i) the Bank is required to pay the Executive as compensation for services rendered to the Bank a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to 2.99 times the highest annual compensation paid to the Executive by the Bank for any six months ending with the Executive's termination; (ii) in addition to the benefits to which an Executive is entitled under the retirement plans or programs, in effect, the Bank is required to pay an Executive a cash amount equal to the actuarial equivalent of the retirement pension to which the Executive would have been entitled under the terms of such retirement plan or programs, without regard to "vesting" thereunder, had the Executive accumulated three (3) additional years of continuous service after termination at the Executive's base rate in effect at the time of termination, reduced by the single sum actuarial equivalent of any amounts to which the Executive is entitled pursuant to the provisions of said retirement plans or programs; (iii) the Bank is required to maintain in full force and effect, for the continued benefit of the Executive for a three-year period after termination, all employee benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to termination, or substantially similar programs if the Executive's continued participation is not possible under the general terms and provisions of such existing plans and programs; and (iv) all stock options granted to the Executive under any of the Bank's stock option plans shall become immediately exercisable with respect to all or any portion of the shares covered thereby regardless of whether such options are otherwise exercisable. The Bank is required to reimburse the Executive for any federal income tax liability incurred by the Executive in connection with the exercise of such options which would not have been incurred by the Executive in the absence of such options becoming immediately available upon a change of control.

If any payment made or benefit provided to an Executive pursuant to the Agreements would constitute an "excessive parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Bank or the imposition of an excise tax on the Executive under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments scheduled under the agreements will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.

SPLIT DOLLAR LIFE INSURANCE AGREEMENT. On January 1, 1996, the Bank entered into a Split Dollar Life Insurance Agreement with Mr. Ferrell pursuant to which the Bank purchased two existing policies of insurance on Mr. Ferrell's life. Pursuant to the agreement, the Bank pays a portion of the annual premium on the insurance policies. The policies provide for a combined death benefit of $440,000 to be paid to the beneficiaries named therein, and the Bank is entitled to the total policy proceeds in excess of the death benefits. The Bank paid $5,471 for premiums in 2001 in connection with this agreement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP"). In 2000, the Board of Directors authorized the investment of a specially designed life insurance policy to be carried as an asset of the Bank and be used to fund a supplemental retirement plan for Mr. Tiffany. The initial investment of $749,000 was implemented on August 10, 2000, and was split equally between Jefferson Pilot Life Insurance and Southland Life Insurance Companies. At December 31, 2001, the approximate cash surrender value was $805,770.

                                STOCK PERFORMANCE

The following graph shows a comparison of total stockholder return on the Company's Common Stock based on its market price, assuming the reinvestment of dividends, with the cumulative total returns for the companies on the NASDAQ Stock Market (U.S.), and SNL Bank Stocks indices for the period beginning on June 16, 1999, the date that the Company's Common Stock became registered pursuant to the Securities Exchange Act of 1934, as amended, and ending on December 31, 2001. We believe the Company's performance is more accurately compared to companies in the banking industry, rather than the NASDAQ Total U.S. Index which includes companies in diverse industries with market capitalizations many times the size of the Company's market capitalization.

The Stock Performance Graph also compares the Company's stock performance to the SNL $250M-$500M Bank Index in addition to the SNL Bank Index. The SNL $250M-$500M Bank Index which includes The Fauquier Bank, contains all banks and related holding companies from throughout the United States with total assets of between $250 Million and $500 Million, thus providing a larger and more appropriate measurement base to compare with the Company's stock performance. We believe that a comparison of the Company's stock performance to banks with similar assets is more accurate than a comparison of banks of all asset sizes.


                                                                  PERIOD ENDING
                                 ---------------------------------------------------------------------------------
INDEX                               06/16/99    06/30/99   12/31/99    06/30/00   12/31/00   06/30/01    12/31/01
------------------------------------------------------------------------------------------------------------------
Fauquier Bankshares, Inc.             100.00       98.76      95.64       90.60      82.76     117.23      140.16
NASDAQ - Total US*                    100.00      107.01     162.10      158.24      97.50      85.78       77.37
SNL $250M-$500M Bank Index            100.00      103.84      95.60       87.47      92.05     118.66      130.77

*Source:  CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002.

 Used with permission.  All rights reserved.  crsp.com.





                           RELATED PARTY TRANSACTIONS

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with executive officers, directors, their immediate families and affiliated companies in which they are principal stockholders. Such loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2001, these loans amounted to $4,652,519. During 2001, total principal additions were $717,750 and total principal payments were $853,657.

INDEPENDENT CONTRACTOR AGREEMENTS. C. H. Lawrence, Jr., a non-employee director of the Company and the Bank, continues to provide business development and customer relations services to the Bank under an Independent Contractor Agreement dated February 23, 1998, which contract is renewable annually. In 2001, compensation for his business development services amounted to $77,400.

H. Frances Stringfellow, a non-employee director of the Company and the Bank, continues to serve as Corporate Secretary of the Company, and is a consultant to the Bank and Company under an Independent Contractor Agreement dated June 1, 1999, which contract is renewable annually. Ms. Stringfellow manages the internal audit function, provides administrative and advisory support to the Board of Directors and Committees of the Bank and Company, and coordinates the strategic planning efforts. She retired as a Senior Vice President on May 31, 1999. Compensation for her contractual services in 2001 amounted to $42,900.

                             AUDIT COMMITTEE REPORT

The Audit Committee's Report to the Shareholders which follows was approved and adopted by the Committee and by the Board of Directors on March 22, 2002.

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The responsibilities include providing effective external audits of all corporate subsidiaries by a suitable independent accountant, providing an effective and efficient internal audit program to serve all subsidiaries in an examining and advisory capacity, assisting the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting and operations controls, and to act as an agent for the Board of Directors to help insure the independence of internal and external auditors, the integrity of management, and the adequacy of disclosures to stockholders.

The Company's management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter these traditional responsibilities. Except to the extent required by the rules of the NASDAQ stock market, membership on the Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the Company's independent auditors and the independent internal auditors have more available time and information than does the Committee. Accordingly, the Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, the Audit Committee has reviewed and discussed the audited 2001 financial statements with management, and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Committee has received and has discussed the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of non audit services with the auditors' independence, and has discussed with the auditors the auditor's independence.

Based on its review and discussions with the auditors, the Audit Committee recommended, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report and on Form 10-K for 2001 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors has a written charter for the Audit Committee that is reviewed annually. A copy was provided in the Proxy material for year-end 2000.

Five of the six members of the Audit Committee are independent as defined by NASD Marketplace Rule 4200(a)(14). H. Frances Stringfellow, having retired as an employee of the Bank on May 31, 1999, does not meet the three year waiting period for former employees. However, the Audit Committee and the Board of Directors do not believe

Ms. Stringfellow's former employment relationship impairs her judgment as a member of the Committee. Moreover,the Board has determined that Ms. Stringfellow's membership on the committee is required by the best interests of the company and its shareholders in view of her long term and intimate working knowledge of the Bank, its internal audits and relationship with bank examiners.

               AUDIT COMMITTEE:
               Henry M. Ross, Chairman                   H.P. Neale
               Stanley C. Haworth                        John J. Norman, Jr.
               Douglas C. Larson                         H. Frances Stringfellow



                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company selected Yount, Hyde & Barbour, P.C., independent public accountants to certify the Company's annual financial statements for the year ending December 31, 2001. Yount, Hyde & Barbour, P.C. has acted as the independent accountant for the Company since January 1, 1986. Yount, Hyde & Barbour, P.C. has also acted as the independent accountant for the Bank, the Company's wholly owned subsidiary, since January 1, 1986. A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the meeting with the opportunity of making a statement if he so desires, and to respond to appropriate questions of the Shareholders.

In addition to the audit of the 2001 financial statements of the Company and the Bank, Yount, Hyde & Barbour, P.C. performed non-audit related services for the Bank, including the preparation of the Bank's income tax returns, tax planning, and other accounting services including performing specific agreed upon procedures as directed by the Bank's Internal Audit Coordinator. The retention of Yount, Hyde & Barbour, P.C. to perform the audit-related services was authorized by the Board of Directors of the Bank with the knowledge that they also assisted in the preparation of the Bank's income tax returns, did tax planning, and performed other accounting services, as is compatible with maintaining the accountants' independence.

AUDIT FEES. Yount, Hyde & Barbour, P.C.'s fees for our 2001 annual audit and review of interim financial statements were $40,825.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Yount, Hyde & Barbour, P.C. did not render any professional services to us in 2001 with respect to financial information systems design and implementation.

ALL OTHER FEES. Yount, Hyde & Barbour, P.C.'s fees for all other professional services rendered to us during 2001 were $72,057.


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board, upon the recommendation of the Audit Committee, has approved the selection of the firm of Yount, Hyde & Barbour, P.C. as independent public accountants to audit the books of the Corporation and its subsidiary for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company and its subsidiary, and to perform such other appropriate accounting services as may be required by the Board. The Board recommends that the stockholders vote in favor of ratifying and approving the selection of Yount, Hyde & Barbour, P.C. for the purposes set forth above. The Company has been advised by Yount, Hyde & Barbour, P.C. that the firm did not have any direct financial interest or any material indirect financial interest in the Company and its subsidiary in 2001. Should the Stockholders vote negatively, the Board will consider a change in auditors for the next year.

                              FINANCIAL STATEMENTS

Financial statements of the Company are contained in the Annual Report for the year ended December 31, 2001 which accompanies the Proxy Statement. However, the Annual Report and the financial statements contained therein are not to be considered as part of this soliciting material. Upon request, the Company will provide, at no cost to the shareholder, a copy of the Annual Report on Form 10-K, as filed with the U. S. Securities and Exchange Commission.

                PROPOSALS FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

The deadline for submitting shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Shareholders Meeting is on or before December 13, 2002. Any such proposal received by the Company's principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

The deadline for submitting stockholder proposals to be presented at the 2003 annual meeting, but which will not be included in the proxy statement and form of proxy relating to such meeting, is February 26, 2003. Any such proposal received by the Company's principal executive offices after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                  OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote said Proxy in accordance with their judgment in such matters.

                                RETURN OF PROXIES

WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE TO ASSURE REPRESENTATION OF YOUR STOCK AND HELP ASSURE A QUORUM FOR THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                                            FAUQUIER BANKSHARES, INC.

                                            By Order of the Board of Directors

                                            C. Hunton Tiffany
                                            Chairman and Chief Executive Officer

Warrenton, Virginia
April 19, 2002

  REVOCABLE PROXY - THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF FAUQUIER BANKSHERS, INC. ANNUAL MEETING OF SHAREHOLDER
                      MAY 21, 2002, 11:00 A.M. EASTER TIME

The undersigned hereby appoints C. H. Lawrence, Jr., John J. Norman, Jr., and Henry M. Ross and each of them (with full power to act without the other) to act as proxy for the undersigned and to vote all shares of Common Stock of Fauquier Bankshares, Inc. (the "Company") when the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 21, 2002, at 11:00 a.m. Eastern Time at the Fauquier Springs Country Club, Springs Road, Warrenton, Virginia, and at any adjournments thereof, as set forth on the reverse side.




 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
   "FOR" EACH OF THE PROPOSALS PRESENTED.

 The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting Shareholders and Proxy Statement dated April 19, 2002 and of the Annual Report to Shareholders.

 Dated:____________________________, 2002.

 _________________________________________
              Signature(s)


NOTE: Please sign exactly as your name appears on this card. When as attorney, executor, administrator, trusteee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (CONTINUED, AND TO BE MARKED ON THE OTHER SIDE)


1. The election as directors of all nominees listed
   (except as marked to the contrary below).


   A.G. Green, Jr., D.C. Larson, D.H. Lees, Jr., R.T. Minter and                       VOTE
   H.F. Stringfellow                                                          FOR     WITHHELD
                                                                              [ ]       [ ]

   INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below.

   ______________________________________________________________



2. The ratification of the selection of Yount, Hyde & Barbour, P.C., as       FOR     AGAINST     ABSTAIN
   independent public accountants for the corporation for 2002.               [ ]       [ ]          [ ]


         THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE PROXY HOLDERS KNOW OF NO OTHER BUISNESS TO BE PRESENTED AT THE ANNUAL MEETING.